                                                           Exhibit 99(a)(5)(iv)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR.--Social Security numbers have nine digits separated by two hyphens: I.E., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: I.E., 00-0000000. The table below will help determine the number to give the payor.

--------------------------------------------------
                          GIVE THE NAME AND
                          SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT  NUMBER OF--
--------------------------------------------------

1. An individual's        The individual
account

2. Two or more            The actual owner of the
   individuals (joint     account or, if combined
   account)               funds, any one of the
                          individuals(1)

3. Husband and wife       The actual owner of the
   (joint account)        account or, if joint
                          funds, either person(1)

4. Custodian account of   The minor(2)
   a minor (Uniform Gift
   to Minors Act)

5. Adult and minor        The adult or, if the
   (joint account)        minor is the only
                          contributor, the
                          minor(1)

6. Account in the name    The ward, minor, or
   of guardian or         incompetent person(3)
   committee for a
   designated ward,
   minor, or incompetent
   person

7. a. The usual           The grantor-trustee(1)
      revocable savings
      trust account
      (grantor is also
      trustee)

  b. So-called trust      The actual owner(1)
     account that is not
     a legal or valid
     trust under state
     law

--------------------------------------------------
                          GICE THE NAME AND
                          EMPLOYER
                          IDENTIFICATION
FOR THIS TYPE OF ACCOUNT: NUMBER OF --
--------------------------------------------------

8. Sole proprietorship    The owner(4)
   account

9. A valid trust,         Legal entity (Do not
   estate, or pension     furnish the
   trust                  identification number of
                          the personal
                          representative or
                          trustee unless the legal
                          entity itself is not
                          designated in the
                          account title.)(5)

10. Corporate account     The corporation
    The minor(2)

11. Religious,            The organization
    charitable, or
    educational
    organization account

12. Partnership account   The partnership
    held in the name of
    the business

13. Association, club,    The organization
    or other tax-exempt
    organization

14. A broker or           The broker or nominee
    registered nominee

15. Account with the      The public entity
    Department of
    Agriculture in the
    name of a public
    entity (such as a
    state or local
    government, school
    district, or prison)
    that receives
    agricultural program
    payments

--------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner. You may also enter your business or "doing business as" name. You may also use either your social security number or employer identification number (if you have one).

(5) List first and circle the name of the legal trust, estate, or pension trust.

    NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.




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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

    If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social received Security Administration or the Internal Revenue Service ("IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

    Payees specifically exempted from backup withholding on ALL withholding payments include the following:

(1) An organization exempt from tax under section 501(a), or an individual retirement plan.

(2) The United States or any agency or instrumentality thereof.

(3) A state, the District of Columbia, a possession of the United States, or any political subdivision, agency or instrumentality thereof.

(4) A foreign government or a political subdivision of a foreign government, or any agency or instrumentality thereof.

(5) An international organization or any agency or instrumentality thereof.

Other payees that may be exempt from backup withholding include the following:

(6) A corporation.

(7) A foreign central bank of issue.

(8) A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

(9) A futures commission merchant registered with the Commodity Futures Trading Commission.

(10) A real estate investment trust.

(11) An entity registered at all times during the tax year under the Investment Company Act of 1940.

(12) A common trust fund operated by a bank under section 584(a).

(13) A financial institution.

(14) A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

(15) A trust exempt from tax under section 664 (charitable remainder trust), or a non-exempt trust described in section 4947.

    For interest and dividend payments, all listed payees are exempt except the payee in item (9). For broker transactions, all payees listed in items (1) through (13) are exempt, and a person registered under the Investment Advisors Act of 1940 who regularly acts as a broker is also exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees listed in items (1) through (7). However, a corporation (except certain hospitals described in Regulations section 1.6041-3(c)) that provides medical and health care services, or bills and collects payments for such services, is not exempt from backup Withholding. For barter exchange transactions and patronage dividends, backup withholding on these payments.

PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

    Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

    - Payments to nonresident aliens subject to withholding under section 1441.

    - Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident alien partner.

    - Payments of patronage dividends where the amount is received in not paid in money.

    - Payments made by certain foreign organizations.

    - Section 404(k) payments made by an ESOP.

    - Payments of interest on obligations issued by individuals.
      Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payor's trade or business and you have not provided your correct taxpayer identification number to the payor.

    - Payments of tax-exempt interest (including exempt-interest dividends under section 852).

    - Payments described in section 6049(b)(5) to nonresident aliens.

    - Payments on tax-free covenant bonds under section 1451.

    - Mortgage interest paid to you.

    Exempt payees described above should file the Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYOR, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK THE BOX IN PART 4, SIGN AND DATE THE FORM, AND RETURN THE FORM TO THE PAYOR.

    Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A, 6045, and 6050A.

    PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payors who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your correct taxpayer identification number to a payor, you are payees listed in items (1) through (5) are exempt from subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to including fines and/or imprisonment.

                           FOR ADDITIONAL INFORMATION
                           CONTACT YOUR TAX CONSULTANT OR
                           THE INTERNAL REVENUE SERVICE.